As Filed With the Securities and Exchange Commission on December 12, 2012
Registration Statement No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHEMUNG FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

NEW YORK
(State or other jurisdiction of incorporation or organization)

16-1237038
(IRS Employer Identification Number.)

One Chemung Canal Plaza, P. O. Box 1522
Elmira, New York 14902
(607) 737-3711 or (800) 836-3711

 (Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald M. Bentley
President and Chief Executive Officer
Chemung Financial Corporation
One Chemung Canal Plaza, P.O. Box 1522
Elmira, New York 14902
(607) 737-3746

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications to:

Clifford S. Weber, Esq.
Hinman, Howard & Kattell, LLP
106 Corporate Park Drive, Suite 317
White Plains, New York 10604

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I. D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered:	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common stock, par value $0.01 per share	100,000 shares	$25.78	$2,578,000	$352

(1)           Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock that may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the Shareholder Dividend Reinvestment and Stock Purchase Plan.

(2)           The registration fee with respect to these shares has been computed in accordance with Rule 457(c), based upon the average of the high and low prices for shares of the common stock on December 7, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Chemung Financial Corporation
Shareholder Dividend Reinvestment and Stock Purchase Plan

100,000 Shares of Common Stock

This prospectus relates to shares of common stock, par value $0.01 per share, of Chemung Financial Corporation, a New York corporation, which may be offered and sold from time to time pursuant to the terms of the Chemung Financial Corporation Shareholder Dividend Reinvestment and Stock Purchase Plan  (“Plan”).

The Plan provides participants with a convenient and economical method for investing cash dividends paid on our common stock in additional shares of our common stock. Eligible participants also will be able to buy additional shares with voluntary cash payments, up to a maximum of $5,000 per quarter. This prospectus describes and constitutes our Shareholder Dividend Reinvestment and Stock Purchase Plan.

Shares of common stock will be: (i) purchased on the open market; (ii) purchased directly from Chemung Financial Corporation authorized but unissued shares; or (iii) purchased directly from Chemung Financial Corporation treasury shares.

You may enroll in the Plan by completing the enclosed Plan Enrollment Form and returning it to the Plan Administrator.  We have appointed our stock transfer agent, American Stock Transfer & Trust Company, LLC, to serve as the Plan Administrator.

Chemung Financial Corporation common stock is traded on the NASDAQ Global Market under the symbol “CHMG.” On December 7, 2012, the closing price of our common stock was $25.78.

We have registered 100,000 shares of our common stock for sale under the Plan and this prospectus. You should keep this prospectus for future reference.

Plan accounts are not savings accounts, deposit accounts or obligations of any bank. Therefore, Plan accounts are not insured by the FDIC, SIPC or any other government agency, and may lose value. There is no bank guaranty of your Plan account or the securities in your account. If you participate in the Plan, you will be purchasing shares of our common stock and should consider carefully the investment risks, including the possible loss of your investment and the other risk factors identified on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2012

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. The Plan is not available to any person to whom we may not legally offer it. We are not offering the securities in any state or jurisdiction where the offer is prohibited. The date of this prospectus is December 12, 2012. You should not assume that the information in this prospectus is still accurate as of any later date.

i

About This Prospectus

This document is called a prospectus and is part of the registration statement that we filed with the Securities and Exchange Commission relating to the offer and sale of shares of our common stock to participants in the Chemung Financial Corporation Shareholder Dividend Reinvestment and Stock Purchase Plan. This prospectus describes the terms of the Plan. You can read the registration statement at the Securities and Exchange Commission website at www.sec.gov, or at the Securities and Exchange Commission’s office mentioned under the heading “Where You Can Find More Information.” You should read this prospectus together with the additional information described below under the heading “Incorporation of Certain Information by Reference.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our” or similar references mean Chemung Financial Corporation (the “Company”) and its subsidiary, Chemung Canal Trust Company (the “Bank”).

About Chemung Financial Corporation

Chemung Financial Corporation is the holding company for the Bank. Our common stock is traded on the NASDAQ Global Market under the symbol “CHMG.”

As a bank holding company, the Company is regulated and examined by the Board of Governors of the Federal Reserve System. The Bank is a New York State chartered commercial bank and a member bank in the Federal Reserve System and it is regulated and examined by the New York Department of Financial Services and the Board of Governors of the Federal Reserve System. The Federal Deposit Insurance Corporation insures the Bank’s deposits up to applicable limits.

The Bank engages in full-service commercial and consumer banking and wealth management business through 28 full service banking offices located in the Southern Tier and Capital District regions of New York, as well as the northern section of Pennsylvania. The Bank’s services include accepting time, demand and savings deposits and investing these deposits, along with wholesale borrowings, in commercial, residential, consumer and home equity mortgage loans and investment securities, primarily obligations of the United States (Treasury securities) and United States Government Sponsored Enterprises, state and local government obligations, and mortgage backed securities. The Bank provides wealth management services, including services as executor and trustee under wills and agreements, and as guardian, custodian, trustee and agent for pension, profit-sharing and other employee benefit trusts, as well as various investment, pension, estate planning and employee benefit administrative services. Our affiliate, CFS Group, Inc. offers an array of financial services including mutual funds, full and discount brokerage services, annuity and other insurance products and tax preparation services.

Our main office is located at One Chemung Canal Plaza, P.O. Box 1522, Elmira, New York 14902 and our telephone number is  (607) 737-3711.

Risk Factors

There are risks and uncertainties involved with an investment in shares of our common stock.  See the “Risk Factors” sections of our annual report on Form 10-K and quarterly reports on Form 10-Q, which we file with the Securities and Exchange Commission and incorporate by reference into this prospectus, for a discussion of the factors that you should consider in connection with an investment in the Company’s common stock.

Description of the Plan

The Company adopted the Plan on July 8, 1992, amended the Plan on June 14, 1995 and amended and restated it on November 21, 2012.The Plan will be in effect until amended, altered, or terminated. We have reserved 100,000 shares of our common stock for issuance and sale under the Plan pursuant to this prospectus. We have set forth the Plan below as a series of questions and answers explaining its significant aspects.

 Purpose and Advantages

1.      What is the purpose of the Plan?

The purpose of the Plan is to provide participants with a simple and convenient method of reinvesting cash dividends paid on shares of our common stock and buying additional shares of our common stock without paying brokerage commissions. The Plan also provides us with a source of funds when the shares bought for participants by the Plan Administrator are bought directly from us, instead of in the open market. Please note that the Plan does not represent any change in our dividend policy or a guarantee of the payment of any future dividends.

2.      What are the advantages of the Plan?

The Plan provides the following advantages to participants:

●           Dividend Reinvestment:  The Plan enables participants to reinvest cash dividends paid on their shares of our common stock in additional shares of our common stock.

●           Voluntary Share Purchases:  Participants may make voluntary quarterly cash investments or authorize automatic bank withdrawals, subject to minimum and maximum amounts, for the purchase of additional shares of our common stock.

●           Withdrawals:  You may withdraw any or all of your shares from the Plan at any time.

●           Brokerage Fees:  Participants do not pay brokerage fees or service charges in connection with any purchase of shares made under the Plan. However, you will be charged a brokerage commission of $0.10 per share sold, either as part of a partial sale of shares under the Plan or upon termination of your participation, plus a $15.00 transaction fee.

●           Fractional Shares:  The Plan provides for fractional, as well as full shares, to be credited to a participant’s account. Both full and fractional shares earn dividends that are reinvested in additional shares, compounding the participant’s investment.

●           Administrative Services:  The Plan Administrator furnishes account statements to participants that reflect share purchases and other account activity and current Plan account balances. The Plan Administrator also provides for the safekeeping of stock certificates for shares credited to each Plan account.

 Plan Administration

3.      Who administers the Plan for participants?

American Stock Transfer & Trust Company, LLC, located in Brooklyn, New York, administers the Plan for participants by maintaining records, sending account statements to participants and performing other administrative duties relating to the Plan. Common stock shares purchased under the Plan are registered in the name of the Plan Administrator’s nominee and are credited to the accounts of the participants in the Plan. The Plan Administrator acts as the agent for participants in the Plan. We may replace the Plan Administrator at any time, in our sole discretion. You can contact the Plan Administrator at American Stock Transfer & Trust Company, LLC, Dividend Reinvestment Department, 6201 15th Avenue, Brooklyn, New York 11219, online at www.amstock.com, or by calling 1-800-278-4353. Chemung Financial Corporation disclaims any responsibility for information contained on the Plan Administrator’s website other than the Plan prospectus.

4.      What does the Plan Administrator do?

The Plan Administrator acts as agent for each participant to apply cash dividends and any voluntary cash payments an eligible participant might make to the purchase of shares of our common stock in accordance with the terms of the Plan. The Plan Administrator also provides stock certificate safekeeping and account statement services.

 Participation

5.      Who is eligible to participate in the Plan?

All shareholders of record of common stock of Chemung Financial Corporation are eligible to participate in the Plan. Beneficial owners of shares of common stock whose shares are registered in names other than their own name may participate by requesting their broker or nominee to transfer their shares into their own name or requesting that the broker or nominee enroll in the Plan on their behalf.  The right to participate in the Plan is not transferable to another person apart from a transfer of a participant’s shares of common stock of Chemung Financial Corporation. Shareholders who reside in jurisdictions in which it is unlawful for a shareholder to participate in the Plan are not eligible to participate in the Plan.

You can also enroll in the Plan by purchasing shares through the Plan Administrator’s website at www.amstock.com by selecting “Shareholders-Invest Online-All Plans” and choosing the link for Chemung Financial Corporation. On the “Plan Details” page, select “Invest Now” and follow the instructions, which will guide you through the six-step process.  You will receive an e-mail confirming receipt of your transaction as soon as you complete the enrollment process, as well as an e-mail within two business days confirming the number of shares purchased and their price.

6.      How does an eligible shareholder participate?

Registered or beneficial shareholders of the Company and first-time investors can enroll in the Plan by completing and signing a Plan Enrollment Form and sending it to American Stock Transfer & Trust Company, LLC, the Plan Administrator, at the address provided in Question 3 on page 2 of this prospectus. The account will be opened as soon as possible after the Plan Administrator receives your properly completed and signed Plan Enrollment Form. You can obtain Plan Enrollment Forms and additional copies of this prospectus by contacting the Plan Administrator at its toll free number, 1-800-278-4353.

Once enrolled, your participation in the Plan continues until you withdraw from the Plan or until the Plan terminates.  If the Plan account is to be enrolled in multiple or joint names, or if certificates registered in multiple or joint names are to be deposited into the Plan, all of the shareholders listed must sign the Plan Enrollment Form.

7.      When may an eligible shareholder join the Plan?

An eligible shareholder of record may enroll in the Plan at any time.

 Dividend Reinvestment

8.      How do dividend reinvestments work?

All dividends on shares in your Plan account, including fractional shares, will be reinvested, net of any applicable tax withholding. Dividend reinvestment will begin with the next dividend payable after receipt of your Plan Enrollment Form, provided that the Plan Administrator receives the Plan Enrollment Form prior to record date. The Plan Administrator will use its best efforts to invest all dividend funds within 60 days from the receipt of the dividend, but it may delay purchases of our common stock to minimize market effects or comply with federal securities laws. You can choose to reinvest all or a portion of the dividends paid on the shares of our common stock that are registered in your name under the Plan.

 Voluntary Cash Payments

9.      How do voluntary cash payments work?

●           General:  If an eligible shareholder chooses to participate by voluntary cash payments, the Plan Administrator will apply any voluntary cash payment received by the Plan Administrator from the participant to the purchase of shares of our common stock for the participant’s account. Dividends payable on shares of our common stock purchased with voluntary cash payments will be automatically reinvested in shares of our common stock.

●           Making Voluntary Cash Payments: Participants may make an initial voluntary cash payment by enclosing with the Enrollment Form a check drawn from a U.S. bank in U.S. currency, for not less than $250 nor more than $5,000 payable to American Stock Transfer & Trust Company, LLC. Once you have enrolled in the Plan, you may make voluntary cash payments each quarter for not less than $250 nor more than $5,000 by: (1) sending the Plan Administrator a check together with the account identification stub furnished by the Plan Administrator; (2) automatic withdrawals from a bank account  or (3) using the Plan Administrator’s website. There is no obligation to make a voluntary cash payment. If you choose to make voluntary cash payments, you do not have to send the same amount of money each quarter.

●           Investment of Voluntary Cash Payments:  Participants should send their voluntary cash payments so as to reach the Plan Administrator no later than 5 business days prior to the dividend payment date (the first business day of January, April, July and October). Since neither Chemung Financial Corporation nor the Plan Administrator will pay any interest on accumulated voluntary cash payments, we suggest that you make optional cash payments shortly before the 5-day cutoff date. Funds received after a cutoff date will be invested after payment of the next quarterly dividend. The Plan Administrator will use its best efforts to invest all accumulated voluntary cash payments, along with dividend funds, within 60 days from the receipt of the dividend, but it may delay purchases of our common stock to minimize market effects or comply with federal securities laws. Participants may request in writing that the Plan Administrator return all or a portion of their uninvested voluntary cash payments at any time up to two (2) business days before the Plan Administrator invests the funds.

 Share Purchases

10.      How will purchases be made?

Shares of the Company’s common stock needed to fund the Plan may be:

(i)           acquired by the Plan Administrator on the open market;

(ii)           issued directly by the Company from authorized but unissued shares;

(iii)           issued directly by the Company from treasury shares; or

(iv)           issued through a combination of (i) through (iii) above, at the Company’s discretion.

The Plan Administrator or its selected broker/dealer will purchase shares of the Company’s common stock within 60 days from the receipt of the dividend, subject to delays required to minimize market effects or comply with federal securities laws. Such purchases will be made in accordance with applicable state and federal securities laws and regulations. If we fund the Plan with shares of our common stock issued directly by us from authorized but unissued shares or treasury shares, the dividends payable to participants will be retained by us as a payment for such shares.

11.      How many shares of common stock will be purchased for participants?

The number of shares that will be purchased for each participant on any dividend payment date will depend on the amount of the participant’s cash dividend and any voluntary cash payments and the purchase price of shares of Chemung Financial Corporation common stock. Each participant’s account will be credited with that number of shares (including fractional shares) equal to the total amount to be invested, divided by the applicable purchase price.

12.      What will be the price of shares of common stock purchased under the Plan?

In making purchases of shares of Chemung Financial Corporation common stock for a participant’s account, the Plan Administrator will commingle the participant’s funds with those of other participants under the Plan. For shares purchased on the open market, the prices of shares of Chemung Financial Corporation common stock purchased for participants under the Plan for each quarter will be equal to the average price of all shares of the common stock purchased during that quarter by the Plan Administrator on behalf of the Plan. With respect to shares purchased directly from Chemung Financial Corporation, the price of such shares will be the average closing price of shares of common stock of Chemung Financial Corporation as quoted on the NASDAQ Global Market for the 10 trading days immediately preceding the applicable investment date.

13.      How are dividends on shares purchased through the Plan applied?

The purpose of the Plan is to provide the participant with a convenient method of purchasing shares of common stock and to have the dividends on those shares reinvested.  Accordingly, dividends paid on whole and fractional shares purchased by and held in the Plan will be automatically reinvested in additional shares of common stock unless and until the participant elects in writing to terminate participation in the Plan.

14.      Are there any expenses to participants in connection with purchases under the Plan?

Participants do not pay brokerage fees or service charges in connection with any purchase of shares made under the Plan. However, you will be charged a brokerage commission of $0.10 per share sold, either as part of a partial sale of shares under the Plan or upon termination of your participation, plus a $15.00 transaction fee. The Company pays all Plan administration costs.

15.      How will participants be advised of the purchases of shares of common stock?

As soon as practicable after each purchase, each participant will receive an account statement from the Plan Administrator. These statements are the participant’s continuing record of the number of shares and purchase prices of the Chemung Financial Corporation common stock acquired for the participant pursuant to the Plan. You should retain these statements with your important financial records.

 Stock Certificates

16.      Will stock certificates be issued for shares of common stock purchased?

The Plan Administrator will hold all shares of common stock purchased under the Plan in the name of its nominee.  Normally, certificates for shares of Chemung Financial Corporation’s common stock purchased under the Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on the participant’s account statement.

The participant may receive certificates for whole shares accumulated in his or her account under the Plan by sending a written request to the Plan Administrator. Participants may request periodic issuance of certificates for all full shares in the account. When certificates are issued to the participant, future dividends on such shares will be reinvested in additional shares of common stock. No certificates representing fractional shares will be issued.

The participant’s rights under the Plan and shares credited to the account of the participant under the Plan may not be pledged. A participant who wishes to pledge such shares should request that certificates for such shares be issued in his or her name.

 Sale of shares from the Plan

17.      How does a participant sell shares from the Plan?

A participant may request that the Plan Administrator sell all or some of the shares in his or her account. The Plan Administrator’s broker will sell the participant’s shares as soon as is practicable after the receipt of the request at the prevailing market price at the time of the sale. The participant will receive from the Plan Administrator a check for the proceeds of the sale less a brokerage commission computed at the rate of $.10 per share,  any transfer tax, plus a $15.00 transaction fee.

Because the Plan Administrator’s broker will sell the shares on behalf of the Plan, neither Chemung Financial Corporation nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and you will bear the market risk associated with fluctuations in the price of Chemung Financial Corporation common stock. Accordingly, if you send in a request to sell shares, it is possible that the market price of Chemung Financial Corporation common stock could go down or up before the broker sells your shares.

 Withdrawals From The Plan

18.      How does a participant withdraw from the Plan:

A participant may withdraw from the Plan at any time by sending a written withdrawal notice to the Plan Administrator. Participants may also withdraw from the plan on line or via the toll free number. Requests for terminations received by the Plan Administrator 3 days prior to the payment date will have that dividend paid out in cash.  If the request to withdraw from the plan is received less than 3 business days prior to the payment date, that dividend will be reinvested.  However, all subsequent dividends will be paid out in cash on all balances. The Plan Administrator must receive the notice at least 2 days prior to a dividend record date. The Plan Administrator will process notices received after the 2-day cutoff date after it has completed purchases made from dividends paid by the Company for that quarter. When a participant withdraws from the Plan, the Plan Administrator will issue to the withdrawing participant certificates for whole shares credited to the participant’s account and a check for any fraction of a share. The amount of the check will be based on the closing price of the shares of common stock on the date on which the Plan Administrator processes the withdrawal. The Plan Administrator will not issue certificates representing a fractional share interest.

A withdrawing participant may request the Plan Administrator to sell all of the shares in his or her Plan account. The Plan Administrator’s broker will sell the participant’s shares as soon as is practicable after the receipt of the request at the prevailing market price at the time of the sale. The participant will receive from the Plan Administrator a check for the proceeds of the sale less a brokerage commission computed at the rate of $.10 per share, any transfer tax, plus a $15.00 transaction fee.

 Safekeeping of Shares

19.      How Does the Plan Provide for Safekeeping of Certificates?

If you already own shares of our common stock in certificated form-meaning you actually hold the physical certificates representing those shares-you may elect to deposit the stock certificates into your Plan account for safekeeping with the Plan Administrator. These shares will be credited to your account in book-entry form. You may, however, request a new stock certificate at any time. We will pay all fees for issuing or canceling certificates under the Plan.

To deposit certificates, simply send them to the Plan Administrator along with your completed, signed Plan Enrollment Form or a signed tear-off portion of your statement or transaction confirmation notice. The certificates and Plan Enrollment Form should be insured to protect against loss in transit, and must either be endorsed on the back or be accompanied by a signed stock power signed by all owners of the shares.

 Other Information

20.      Who bears the risk of market price fluctuations in the shares of the Company’s common stock?

A participant’s investment in shares acquired under the Plan is no different from a direct investment in shares of the Company’s common stock. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held in the Plan. Neither the Company nor the Plan Administrator makes any representations with respect to the future value or the shares of Chemung Financial Corporation common stock purchased under the Plan. The participant should recognize that the Company, the Bank, the Plan Administrator and their related parties cannot assure the participant of realizing any profits or protect the participant against a loss related to investment in the shares of Chemung Financial Corporation common stock purchased or sold under the Plan.

21.      What happens if Chemung Financial Corporation issues a stock dividend, a stock split or makes a rights offering?

Any shares representing stock dividends or stock splits distributed by Chemung Financial Corporation on shares in a participant’s Plan account will be added to the account. Shares representing stock dividends or split shares distributed on shares registered in the name of the participant will be mailed directly to the participant in the same manner as to shareholders who are not participating in the Plan.  If the Company makes available rights to purchase any of its securities, the Plan Administrator will deliver to participants materials describing the offering and instructions in order to permit a participant to decide what action to take.  Transaction processing may either be curtailed or suspended until the completion of any stock dividend, stock split or corporate action.

22.      How will participant’s shares held under the Plan be voted at meetings of shareholders?

You may vote all shares, full and fractional, held in your Plan account, whether they are held in book-entry form or in certificated form. You will receive Chemung Financial Corporation’s Notice of Annual Meeting, Proxy Statement, a form of proxy and Annual Report on Form 10-K at the same time as other holders of our common stock.

23.      What are the income tax consequences of participation in the Plan?

In general, a participant in the Plan has the same federal and state income tax obligations with respect to dividends credited to his or her account under the Plan as other holders of shares of common stock who elect to receive cash dividends directly. A participant is treated for income tax purposes as having received, on the dividend date, a dividend in the amount equal to the fair market value of the shares of common stock credited to his or her account under the Plan, even though that amount was not actually received by the participant in cash, but, instead, was applied to the purchase of additional shares for his or her account. In addition, any brokerage commissions and service charges paid by the Company on behalf of the participant are deemed to constitute dividend income by the Internal Revenue Service. Such amounts, if any, will be included on any annual information return filed with the Internal Revenue Service, a copy of which will be sent to the participant.

Participants should consult with their own tax advisors to determine the particular tax consequences that may result from their participation in the Plan and the sale by them of shares purchased pursuant to the Plan.

24.      What if the account balance falls below 1 full share?

If a participant’s account balance falls below 1 full share, the company reserves the right to terminate the account and send the participant the proceeds of the sale of the fractional share.

25.      What is the liability of the Company and the Plan Administrator under the Plan?

The Company and the Plan Administrator will not be liable for any act taken in good faith or for any good faith omission to act, including, without limitation, any claim of liability: (a) arising out of failure to terminate your account, sell shares in the Plan, or invest optional cash payments or dividends without receipt of proper documentation and instructions; or (b) with respect to the prices at which shares are purchased or sold for your account and the time those purchases or sales are made, including price fluctuation in market value after those purchases or sales.

26.      May the Plan be changed or discontinued?

The Company may suspend, modify, terminate or supplement the Plan at any time without the approval of the participants. The Plan Administrator will notify participants of any of these changes to the Plan.

The Company or the Plan Administrator may terminate a shareholder’s individual participation in the Plan at any time by written notice to the shareholder. In such event, the Plan Administrator will send the participant a certificate for the number of whole shares held for the participant under the Plan and a check for any fractional share

Use Of Proceeds

To the extent shares or common stock used to fund the Shareholder Dividend Reinvestment and Stock Purchase Plan are purchased on the open market, there will be no proceeds to us from the purchase of shares. We will use the net proceeds from the sale of newly issued shares of common stock or from treasury shares issued under the Plan for general corporate purposes, which may include investments at the holding company level, investments in or extensions of credit to the Bank and possible acquisitions. The precise amounts and timing of the application of net proceeds will depend upon our funding requirements and availability of other sources of funds.

Legal Matters

Hinman, Howard & Kattell, LLP, White Plains, New York has passed upon the legality of the issuance of the shares of common stock offered hereby for Chemung Financial Corporation.

Experts

The consolidated financial statements of Chemung Financial Corporation as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and the effectiveness of Chemung Financial Corporation’s internal control over financial reporting as of December 31, 2011 have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in its report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Forward-Looking Statements

Chemung Financial Corporation makes forward-looking statements in this prospectus and the documents incorporated into it by reference. These forward-looking statements include: statements of goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of probable loan losses; assessments of market risk; and statements of the ability to achieve financial and other goals. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which may change over time. Forward-looking statements speak only as of the date they are made. Except as may be required by law, we do not assume any duty and do not undertake to update our forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possible materially, from those that we anticipated in our forward-looking statements and future results could differ materially from historical performance.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes, including increases in FDIC insurance assessments and rates; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demands for loan products; demand for financial services; competition; changes in the quality and composition of the Bank’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines, changes in real estate and other collateral values; and expanded regulatory requirements as a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which could adversely affect operating results.  We provide greater detail regarding some of these factors in our Form 10-K for the year ended December 31, 2011, including the Risk Factors section of that report. Our forward-looking statements may also be subject to other risks and uncertainties, including those that we may discuss elsewhere in other documents we file with the SEC from time to time.

Indemnification

Our directors and executive officers are entitled to indemnification as expressly permitted by the provisions of the New York Business Corporation Law (“NYBCL”), as amended, and our Certificate of Incorporation and Bylaws. We also have directors’ and officers’ liability insurance, which provides, in general, insurance to our directors and officers against any loss by reason of any of their wrongful acts, subject to the terms and conditions of the policy. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information that we file with the SEC at its Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. Our public filings are also available on the Internet site maintained by the SEC (www.sec.gov).

We have filed with the SEC a Registration Statement on Form S-3 that registers the shares of our common stock being offered pursuant to this prospectus. This prospectus is part of that Registration Statement. The Registration Statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the SEC allow us to omit certain information included in the Registration Statement from this prospectus.

Incorporation Of Certain Documents By Reference

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document.

The following documents, which we filed with the SEC (File No. 0-13888), are incorporated by reference in this prospectus:

●	Annual Report on Form 10-K for the year ended December 31, 2011;

●	Quarterly Report on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

●
Current Reports on Form 8-K filed on February 10, 2012, May 2, 2012, May 11, 2012, May 18, 2012, June 4, 2012, July 31, 2012, August 20, 2012, November 1, 2012, November 14, 2012 and November 21, 2012; and

●
The description of our common stock contained in our Registration Statement on Form 8-A (No. 001-35741) filed with the SEC on November 15, 2012, including any amendment(s) or report(s) filed for the purposes of updating such description.

We also incorporate by reference additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 after the date of this prospectus and before the termination of the Plan; provided, however, that we are not incorporating any information deemed furnished and not filed in any Current Report on Form 8-K. Any statement in this prospectus or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus has been delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference herein (other than exhibits to the documents unless the exhibits are specifically incorporated in this prospectus by reference). Your request should be directed to the Corporate Secretary, Chemung Financial Corporation, One Chemung Canal Plaza, P.O. Box 1522 Elmira, New York 14902. Our telephone number is  (607) 737-3746.

Part II
Information Not Required In Prospectus

 ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below is an estimate of the approximate amount of fees and expenses which may be incurred by the Company in connection with the issuance and distribution of shares of common stock pursuant to the prospectus contained in this registration statement and which the Company will pay.

Securities and Exchange Commission Registration Fee	$352.00

Accounting Fees and Expenses	$9,000.00

Legal fees and expenses	$15,000.00

Miscellaneous expenses	$5,000.00
TOTAL	$29,352.00

 ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Section 722 of the NYBCL, a corporation may indemnify its directors and officers made, or threatened to be made, a party to any action or proceeding related to service as a director or officer, except for shareholder derivative suits, if the director or officer acted in good faith and for a purpose that he or she reasonably believed to be in, or, in the case of service to another corporation or enterprise, not opposed to, the best interests of the corporation and, in addition in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. In the case of shareholder derivative suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose that he or she reasonably believed to be in or, in the case of service to another corporation or enterprise, not opposed to the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action that is settled or otherwise disposed of or (ii) any claim, issue or matter as to which such individual has been adjudged to be liable to the corporation, unless, and only to the extent, that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the individual is fairly and reasonably entitled to indemnity for the portion of the settlement amount and expenses as the court deems proper.

Any individual who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to Section 724 of the NYBCL, any indemnification under the NYBCL as described in the immediately preceding paragraph may be made only if, pursuant to Section 723 of the NYBCL, indemnification is authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct by the disinterested directors if a quorum is available, or, if the quorum so directs or is unavailable, by (i) the board of directors upon the written opinion of independent legal counsel or (ii) the shareholders.  Further, New York law permits a corporation to purchase directors and officers liability insurance.

Chemung Financial Corporation’s Certificate of Incorporation and Bylaws provide that any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he is or was a director or officer of Chemung Financial Corporation shall be indemnified by Chemung Financial Corporation against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, to the fullest extent permitted by New York law. As permitted by the NYBCL, Chemung Financial Corporation has purchased insurance policies, which provide for coverage for its directors and officers in certain situations where the Chemung Financial Corporation cannot directly indemnify such directors or officers.

 ITEM 16.  EXHIBITS.

EXHIBIT NUMBER	TITLE OF EXHIBIT
5.1	Opinion of Hinman, Howard & Kattell, LLP

23.1	Chemung Financial Corporation, Inc. Dividend Reinvestment and Stock Purchase Plan (see the prospectus included in Part I of this registration statement)

23.2	Consent of Crowe Horwath LLP

23.3	Consent of Hinman, Howard & Kattell, LLP (included in Exhibit 5.1)

23.4	Power of Attorney (contained on signature page of this filing)

 ITEM 17.  UNDERTAKINGS.

(a)         The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(iv)
Paragraphs (a)(1)(i), (a)(i)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

             The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Elmira, State of New York, on December 12, 2012.

CHEMUNG FINANCIAL CORPORATION

By:	/s/ Ronald M. Bentley
Ronald M. Bentley, President and
Chief Executive Officer
(Duly Authorized Representative)

Power Of Attorney

We, the undersigned directors and officers of Chemung Financial Corporation (the “Company”) hereby severally constitute and appoint Ronald M. Bentley and Mark A. Severson as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Ronald M. Bentley and Mark A. Severson may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-3 relating to the offering of the Company’s Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Ronald M. Bentley and Mark A. Severson shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Ronald M. Bentley	President, Chief Executive Officer and Director	December 12, 2012
Ronald M. Bentley	(Principal Executive Officer)

/s/ Mark A. Severson	Chief Financial Officer	December 12 , 2012
Mark A. Severson	(Principal Financial and Accounting Officer)

/s/Larry Becker	Director	December 12 , 2012
Larry Becker

/s/Bruce W. Boyea	Director	December 12, 2012
Bruce W. Boyea

/s/ Robert H. Dalrymple	Director	December 12, 2012
Robert H. Dalrymple

/s/ David J. Dalrymple	Director	December 12 , 2012
David J. Dalrymple

/s/ Clover M. Drinkwater	Director	December 12, 2012
Clover M. Drinkwater

/s/ William D. Eggers	Director	December 12, 2012
William D. Eggers

/s/ Stephen M. Lounsberry, III	Director	December 12, 2012
Stephen M. Lounsberry, III

/s/ John F. Potter	Director	December 12, 2012
John F. Potter

/s/Eugene M. Sneeringer, Jr.	Director	December 12, 2012
Eugene M. Sneeringer, Jr.

/s/ Robert L. Storch	Director	December 12, 2012
Robert L. Storch

/s/ Richard W. Swan	Director	December 12, 2012
Richard W. Swan

/s/ Jan P. Updegraff	Director	December 12, 2012
Jan P. Updegraff

Exhibit Index

 Exhibit

Number	Title of Exhibit
5.1	Opinion of Hinman, Howard & Kattell, LLP

23.1	Chemung Financial Corporation Shareholder Dividend Investment and Stock Purchase Plan (see the prospectus included in Part I of this registration statement)

23.2	Consent of Crowe Horwath LLP

23.3	Consent of Hinman, Howard & Kattell, LLP (included in Exhibit 5.1)

23.4	Power of Attorney (contained on signature page of filing)